Exhibit 99.6

CONSENT OF WELLS FARGO SECURITIES, LLC

Parsley Energy, Inc.

303 Colorado Street

Austin, Texas 78701

Attention: Board of Directors

RE:	Joint Proxy Statement / Prospectus the (“Proxy Statement/Prospectus”) of Pioneer Natural Resources Company (“Pioneer”) and Parsley Energy, Inc. (“Parsley”), which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of Pioneer (the “Registration Statement”)

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated October 20, 2020, to the Parsley Board of Directors as Annex E to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “Summary—Opinions of Parsley’s Financial Advisors—Wells Fargo Securities, LLC,” “The Mergers—Background of the Mergers”, “The Mergers—Recommendation of the Parsley Board and Reasons for the Mergers”, “The Mergers—Certain Pioneer Unaudited Prospective Financial and Operating Information”, “The Mergers—Certain Parsley Unaudited Prospective Financial and Operating Information” and “The Mergers—Opinions of Parsley’s Financial Advisors—Wells Fargo Securities, LLC.”

The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: December 2, 2020

/s/ Wells Fargo Securities, LLC
WELLS FARGO SECURITIES, LLC